WINTON DIVERSIFIED OPPORTUNITIES FUND

                        MULTIPLE CLASS PLAN (THE "PLAN")

                                DECEMBER 8, 2016

Winton Diversified Opportunities Fund (the "Fund"), a registered investment company, has elected to comply with the provisions of Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares of the Fund.(1)

A.   ATTRIBUTES OF SHARE CLASSES

     1. The rights of each class of shares of the Fund shall be as set forth in the respective Certificate of Class Designation for each class (each, a "Certificate") as each such Certificate is attached as Exhibits hereto.

     2. With respect to each class of shares created hereunder, each share of the Fund will represent an equal PRO RATA interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Fund's prospectus(es); (iii) each class will separately bear any distribution and service fees that are payable in connection with a distribution and service plan adopted pursuant to the Fund's exemptive relief granted by the Securities and Exchange Commission (a "Distribution and Service Plan"), and separately bear any service fees that are payable under any service plan entered into with respect to that class which are not contemplated by or within the scope of a Distribution and Service Plan (a "Shareholder Service Plan"); (iv) each class may be sold subject to a front-end sales load, (v) each class may be subject to an early withdrawal charge on shares submitted for repurchase that have been held for less than a specified period; (vi) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (vii) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution and Service Plan or Shareholder Service Plan relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.   EXPENSE ALLOCATIONS

     1. The expenses of each class of shares of the Fund shall be allocated as follows: (i) any fees relating to a particular class of shares associated with the Distribution and Service Plan or service fees relating to a particular class of shares associated with a Shareholder Service Plan are (or will be) borne exclusively by that class; (ii) any and all other expenses relating to a particular class that are actually incurred in a DIFFERENT AMOUNT BY THAT CLASS (excluding economies of scale discounts) or for which that class receives SERVICES OF A DIFFERENT KIND OR TO A DIFFERENT DEGREE than other classes are considered "class-specific" expenses and are (or will be) borne exclusively by that class.

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(1)  The Fund, as a closed-end fund, may not avail itself of Rule 18f-3 under the 1940 Act in order to issue multiple classes of shares. Rather, the Fund has been granted exemptive relief from the Securities and Exchange Commission that allows it to offer multiple classes of shares if the Fund complies with the provisions of Rule 18f-3 as if Rule 18f-3 was applicable to closed-end funds.

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     2.   Expenses that are not incurred in DIFFERENT AMOUNTS BY CLASS and for which share classes do not receive SERVICES OF A DIFFERENT KIND OR TO A DIFFERENT DEGREE than other classes are considered "non-class specific" expenses and shall be allocated in accordance with Rule 18f-3(c)(1)(i) under the 1940 Act.

C.   AMENDMENT OF PLAN; PERIODIC REVIEW

     1.   This Plan must be amended, as necessary, to properly describe
          (through additional Exhibits and Certificates hereto) any new class of shares approved by the Board of Trustees of the Fund.

     2. The Board of Trustees, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must approve any material amendment of the Plan as it relates to any class covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.


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                                   SCHEDULE A
                             DATED DECEMBER 8, 2016
                                       TO
                     WINTON DIVERSIFIED OPPORTUNITIES FUND
                              MULTIPLE CLASS PLAN
                             DATED DECEMBER 8, 2016


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                    CLASS I                 CLASS A
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                       X                      X
               --------------------------------------------





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                                                                     EXHIBIT A.1


                        CERTIFICATE OF CLASS DESIGNATION

                                 Class I Shares

1. CLASS-SPECIFIC DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS, EARLY WITHDRAWAL CHARGE AND OTHER EXPENSES

     Class I Shares are sold without a load or sales charge, and are not subject to a distribution fee, shareholder service fee or early withdrawal charge.

2.   ELIGIBILITY OF PURCHASERS

     Class I Shares generally are available to investors who purchase Fund shares through asset-based fee programs sponsored by financial intermediaries (also known as a "wrap fee" program) and may require a minimum initial investment, as described in the Fund's prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Class I Shares will have one vote for each full Class I Share held and a fractional vote for each fractional Class I Share held. Shareholders of Class I Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class I Shares (such as a Distribution and Service Plan or Shareholder Service Plan relating to Class I Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class I Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   CONVERSION RIGHTS

     a.   CONVERSION AT THE OPTION OF A SHAREHOLDER

     Shareholders of Class I Shares of the Fund may convert such Class I Shares into another Class of shares of the Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund's prospectus(es).

     b.   CONVERSION AT THE OPTION OF THE FUND

     In the event that a shareholder no longer meets the eligibility requirements for investment in Class I Shares, the Fund may, in its discretion, elect to convert such shareholder's Class I Shares into a Class of Shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Class I Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

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5.   LIMITATION ON CONVERSION RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Fund or the principal underwriter for the Fund to make available for investment only certain Classes of shares or shares of the Fund, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.


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                                                                     EXHIBIT A.2


                        CERTIFICATE OF CLASS DESIGNATION

                                 Class A Shares

1. CLASS-SPECIFIC DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS, EARLY WITHDRAWAL CHARGE AND OTHER EXPENSES

     Class A Shares are subject to a distribution and service fee that is payable under a Distribution and Service Plan. The Distribution and Service Plan has been adopted in accordance with the requirements of Rule 12b-1 under the 1940 Act, as required by the Fund's exemptive relief, and is administered accordingly. Under the terms of the Distribution and Service Plan, the Fund is permitted to compensate, out of the Class A assets, in an amount up to 0.75% on an annual basis of the average daily net assets of the Class A Shares, the Fund's principal underwriter and/or financial intermediaries that provide services in connection with the distribution of Class A Shares of the Fund and service organizations (as defined in the Plan) that provide shareholder services to their customers who are Class A shareholders, as described in the prospectus.

     Class A Shares also may be subject to a sales load, as described in the Fund's prospectus(es).

     Class A Shares are not subject to an early withdrawal charge.

2.   ELIGIBILITY OF PURCHASERS

     Class A Shares generally are available to investors who purchase Fund shares through accounts held at financial intermediaries that are not subject to an asset-based fee and may require a minimum initial investment, as described in the Fund's prospectus(es).

3.   VOTING RIGHTS

     Each shareholder of Class A Shares will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Shareholders of Class A Shares will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A Shares (such as a Distribution and Service Plan or Shareholder Service Plan relating to Class A Shares); (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the shareholders of Class A Shares differ from the interests of holders of any other Class; and (iii) in all other respects the same rights and obligations as any other Class.

4.   CONVERSION RIGHTS

     a.   CONVERSION AT THE OPTION OF A SHAREHOLDER

     Shareholders of Class A Shares of the Fund may convert such Class A Shares into another Class of shares of the Fund (an "Intra-Fund Conversion"), if and to the extent an applicable Intra-Fund Conversion right is disclosed in the prospectus(es) for the Fund and subject to the terms and conditions set forth in the prospectus(es) of the Fund, provided that the shareholder requesting the Intra-Fund Conversion meets the eligibility requirements of the Class of shares into which such shareholder seeks to have his/her/its shares converted, as set forth in the Fund's prospectus(es).

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     b.   CONVERSION AT THE OPTION OF A FUND

     In the event that a shareholder no longer meets the eligibility requirements for investment in Class A Shares, the Fund may, in its discretion, elect to convert such shareholder's Class A Shares into a Class of Shares for which such shareholder does meet the eligibility requirements. If such investor meets the eligibility requirements for more than one other Class, then such shareholder's Class A Shares shall be convertible into shares of the Class having the lowest total operating expenses for which such shareholder meets the eligibility requirements.

6.   LIMITATION ON CONVERSION RIGHTS

     Notwithstanding any other provision of this Certificate of Class Designation, conversion and exchange rights may not be available with respect to shares purchased through a financial intermediary who (i) has made arrangements with the Fund or the principal underwriter for the Fund to make available for investment only certain Classes of shares or shares of the Fund, or (ii) has made arrangements with a shareholder to purchase a specific Class or Classes of shares on behalf of such shareholder.